EXHIBIT 99.1

MedImmune, Inc.

Patent Table

Respiratory Syncytial Virus (RSV)

4,800,078  Treatment of respiratory disease caused by RSV using human gamma globulin

5,412,077  Effective antibody titers against respiratory viruses

5,582,827  Immunoglobulin from plasma for treatment of RSV

5,824,307  Synagis & other anti-RSV antibodies and their use in treating or preventing RSV infection

6,565,849  Methods of enhancing activity of vaccines and vaccine compositions

6,656,467  Ultra high affinity neutralizing antibodies

6,818,216  Methods of administering/dosing anti-RSV antibodies for prophylaxis and treatment

6,855,493  Methods of Administration/dosing anti-RSV antibodies for prophylaxis and treatment

6,955,717  Crystals and structure of Synagis Fab

7,083,784  Molecules with extended half-lives, compositions and uses thereof

7,132,100  Stabilized liquid anti-RSV antibody formulations

Ethyol

5,292,497  Improving toxicity profiles in chemotherapy

5,424,471  Process for preparing crystalline forms

5,591,731  Dosage forms of crystalline amifostine

5,804,571  Method for protection from AZT side effects and toxicity

5,824,664  Agents and methods for inhibiting HIV viral and protein expression using compounds that belong to a family which contains amifostine

5,846,958  Methods of stimulating hematopoietic progenitor cells using a compound that belong to a family which contains amifostine

5,906,984  Methods of stimulating hematopoietic progenitor cells using specific compounds, which include amifostine

5,994,409  Methods of treating toxicities associated with chemotherapy, a method of treating a nephrodisorder, and a method of treating xerostomia

6,051,563  Subcutaneous administration, method of protecting against toxicities associated with ionizing radiation

6,127,351  Methods of treating or protecting against toxicities associated with chemotherapy using a specific dosing regime

6,218,377  Methods of treating or protecting against toxicities associated with specific chemotherapy agents, and a method of protecting normal tissue

6,239,119  Methods of treating damaged or infected mucosal tissue using a compounds that belongs to a family which contains amifostine

6,384,259  Stable amorphous amifostine composition and methods for the preparation and use of the same

6,407,278  Stable amorphous amifostine composition and methods for the preparation and use of the same

6,489,312  Novel pharmaceutical formulations comprising aminoalkyl phosphorothioates

6,573,253  Methods of the administration of amifostine and related compounds

6,586,476  Methods for treatment of neuro and nephro disorders and therapeutic toxicities using aminothiol compounds

6,753,323  Topical administration of amifostine and related compounds

6,841,545  Stable amorphous amifostine compositions and methods for the preparation of same

7,053,072  Methods for the administration of amifostine and related compounds

7,105,575  Methods for the treatment of neuro- disorders using aminothiol compounds

7,151,094  Topical administration of amifostine and related compounds

Influenza

5,166,057  Recombinant negative strand RNA viruses

5,578,473  Recombinant negative strand RNA viruses

5,690,937  Temperature sensitive mutants of influenza

5,786,199  Recombinant negative strand RNA viruses and vaccines

5,820,871  Recombinant negative strand RNA virus expression systems and vaccines

5,854,037  Recombinant negative strand RNA viruses

6,001,634  Recombinant negative strand RNA viruses

6,090,391  Recombinant tryptophan mutants of influenza PB2 gene

6,322,967  Recombinant tryptophan mutants of influenza PB2 gene

6,528,064  Recombinant tryptophan mutants of influenza

6,544,785  Helper-free rescue of recombinant negative strand RNA virus

6,649,372  Helper-free rescue of recombinant negative strand RNA virus

6,843,996  Immunogenic composition comprising an influenza virus with a temperature sensitive PB2 mutation

6,887,699  Recombinant negative strand RNA virus expression systems and vaccines

6,951,754  DNA transfection system for the generation of infectious influenza virus

6,974,686  Novel recombinant tryptophan mutant of influenza